Exhibit 5.1

December 19, 2024

Complete Solaria, Inc.

45700 Northport Loop East

Fremont, CA 94538

Re:	Complete Solaria, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Complete Solaria, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on or about December 19, 2024 (the “Registration Statement”), which includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $50,000,000 of shares of the Company’s common stock, $0.0001 par value (“Common Stock”) that may be sold under that certain Controlled Equity Sales AgreementSM, dated December 19, 2024, by and between the Company and Cantor Fitzgerald & Co. (such agreement, the “Sales Agreement”, and such shares, the “Placement Shares”). The Base Prospectus provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”, and each such prospectus supplement, together with the Base Prospectus and the Sales Agreement Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration for proposed issue and sale by the Company from time to time on a delayed or continuous basis of up to $75,000,000 aggregate offering amount of (i) shares of the Company’s Common Stock, (ii) shares of one or more series of the Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.13 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), (v) units consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination of the foregoing (“Units”) and (vi) the Placement Shares. The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Placement Shares are referred to herein collectively as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Base Prospectus contained therein and the exhibits thereto, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws” and, together with the Charter, the “Charter Documents”), both as currently in effect, and such other documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinions expressed below. We have also assumed that, upon sale and delivery, certificates representing the Securities will have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance of the Securities in uncertificated form will have been duly made in the applicable register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

We advise you that we have also examined (i) the Sales Agreement Prospectus, and (ii) the Sales Agreement.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the foregoing, and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) authorized under the Charter and reserved for issuance, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Charter, (b) a certificate of designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (c) such series of Preferred Stock has been authorized by all necessary corporate action of the Company, upon issuance, delivery and payment for shares of such series of Preferred Stock in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (i) authorized under the Charter and reserved for issuance, and (ii) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When (a) the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. When (a) the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and (c) such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. When (a) the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and (c) such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. The Placement Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued, sold and delivered for consideration (of not less than the par value per share of the Common Stock) and in the manner contemplated by the Sales Agreement and the Sales Agreement Prospectus and in accordance with the resolutions duly adopted and to be duly adopted by the Board and to be duly adopted by a duly authorized pricing committee thereof with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

This opinion letter is based as to matters of law solely on the applicable provisions of General Corporation Law of the State of Delaware, as amended (the “DGCL”), and with respect to the opinions set forth in numbered paragraphs 3 through 5 above, the internal laws of the State of New York, in each case presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated above. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations and we express no opinion with respect to choice of law or conflicts of law. With your consent, we have assumed (a) that each of the Debt Securities, Warrants and Units and the respective Applicable Indenture, warrant agreements, and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities, and (e) that at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Act and no stop order suspending its effectiveness will have been issued and remain in effect and, if such Securities constitute Debt Securities, the Applicable Indenture will have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and such effectiveness or qualification shall not have been terminated or rescinded.

In connection with our opinions expressed above, we have also assumed, with your consent, that, (i) at or prior to the time of the delivery of any of the Securities, including the Placement Shares, there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (iii) no future amendments will be made to the Charter Documents that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities, including without limitation the Placement Shares, (iv) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (v) at the time of each offer, issuance and sale of any Securities, including without limitation the Placement Shares, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities, including without limitation the Placement Shares, so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares.

With respect to the Placement Shares, we have assumed (i) that each sale of the Placement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the DGCL and (ii) that no more than 50,000,000 Placement Shares will be sold for a consideration not less than the par value of the Common Stock. With respect to the Placement Shares, we express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock then available for issuance by the Company to be less than the number of Placement Shares then issuable under the Sales Agreement.

The foregoing opinions set forth in paragraphs 1-6 above are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.

We consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name in the Registration Statement under the caption “Legal Matters,” and to the discussion of this opinion under such caption. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. By giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP

ARNOLD & PORTER KAYE SCHOLER LLP

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